UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/17/2006

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On February 13, 2006, the Registrant entered into an Assignment and Assumption of Option to Purchase Agreement ("Assignment Agreement") with Cartwright, LLC ("Cartwright"). Cartwright is owned by the Registrant's chief executive officer, chief operating officer, chairman of the board and a party unrelated to the Registrant.

Under the Assignment Agreement, attached as Exhibit 10.1, the Registrant assigned to Cartwright for nominal consideration all of its rights and obligations under a certain Option to Purchase Agreement ("Option Agreement").   Under the Option Agreement, Registrant had the right to purchase the real property located in Irvine, California that is leased by the Registrant for use as its principal executive offices.

The assigment of the Registrant's rights and obligations under the Option Agreement was unanimously approved by the Registrant's independent directors, none of whom are owners of, or have interests in, Cartwright.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

10.1 Assignment and Assumption of Option to Purchase Agreement, dated February 13, 2006, between Quantum Fuel Systems Technologies Worldwide, Inc. and Cartwright, LLC.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: February 17, 2006	By:	/s/ W. Brian Olson
W. Brian Olson
CFO

Exhibit Index

Exhibit No.	Description
EX-10.1	Assignment and Assumption of Option to Purchase Agreement, dated February 13, 2006, between Quantum Fuel Systems Technologies Worldwide, Inc. and Cartwright, LLC